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                                                                     EXHIBIT 3.7


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                               GETTY REALTY CORP.
                                      INTO
                             GETTY PETROLEUM CORP.
                         WITH SUBSEQUENT NAME CHANGE TO
                               GETTY REALTY CORP.
                    (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)


     Getty Petroleum Corp., a Delaware corporation (the "Corporation"), does hereby certify:

     FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Getty Realty Corp., a Delaware corporation.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 12th day of December, 1996, determined to merge into itself Getty Realty Corp., on the conditions set forth in such resolutions:

     RESOLVED, that the Corporation merge into itself its subsidiary, Getty Realty Corp., and assume all of said subsidiary's liabilities and obligations;

     FURTHER RESOLVED, that effective upon the merger of Getty Realty Corp. with and into this Corporation, this Corporation shall change its name to "Getty Realty Corp." and amend its Certificate of Incorporation so that Article 1 of such Certificate of Incorporation shall read as follows:

          "1.  The name of the corporation is Getty Realty Corp.";

     FURTHER RESOLVED, that the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolutions to merge said Getty Realty Corp. into this Corporation, to assume said subsidiary's liabilities and obligations and to change the name of this Corporation to "Getty Realty Corp." and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, that may be in any way necessary or proper to effect such merger.

     FOURTH: That this Certificate of Ownership and Merger shall be effective on March 31, 1997.
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     IN WITNESS WHEREOF, said Getty Petroleum Corp. has caused its corporate seal to be affixed and this certificate to be signed by Samuel M. Jones, its Vice President, and attested by Randi Young Filip, its Assistant Secretary, this 20th day of March, 1997.



                                                GETTY PETROLEUM CORP.



                                                By: /s/ Samuel M. Jones
                                                    --------------------
                                                        Vice President



ATTEST:


By: /s/ Randi Young Filip
    -----------------------
        Assistant Secretary